Exhibit 99

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE

CONTACT:

Drew Mackintosh, Director, Finance

Investor Relations

(818) 223-7548

Marya Jones, Director, Communications
Media Relations	(818) 223-7591

RYLAND REPORTS 53 PERCENT INCREASE IN FOURTH-QUARTER EPS

CALABASAS, Calif. (January 24, 2006) – The Ryland Group, Inc. (NYSE: RYL), today announced record results for its fourth quarter ended December 31, 2005, including the highest fourth-quarter consolidated net earnings, revenues, closings, backlog and earnings per share in its history.  Highlights included:

•                  Diluted earnings of $3.32 per share for the quarter ended December 31, 2005, representing an increase of 53.0 percent over the same period in the prior year;

•                  Consolidated revenues increased 22.9 percent to $1.5 billion for the quarter ended December 31, 2005, compared to revenues of $1.2 billion for the quarter ended December 31, 2004;

•                  Gross profit margins from home sales of 26.3 percent for the quarter ended December 31, 2005, compared to 22.5 percent for the quarter ended December 31, 2004;

•                  Closings of 5,165 for the quarter ended December 31, 2005, reflecting an increase of 11.0 percent over the same period in the prior year and representing the highest quarterly closings in the Company’s history;

•                  Quarterly new order dollars at December 31, 2005, increased 8.9 percent to $904.2 million from $830.4 million for the quarter ended December 31, 2004.  However, new orders in the fourth quarter of 2005 decreased 4.7 percent to 3,066 units from 3,217 units for the same period in 2004;

•                  Backlog totaled $2.6 billion, up 24.0 percent at December 31, 2005, compared to December 31, 2004, with backlog units increasing 11.1 percent to 8,464 from December 31, 2004, and representing the highest year-end backlog in the Company’s history; and

•                  Repurchase of approximately 660,000 shares of the Company’s common stock during the fourth quarter of 2005.

-more-

RECORD RESULTS HIGHLIGHT FOURTH QUARTER

The Company’s consolidated net earnings rose 49.1 percent for the quarter ended December 31, 2005, to a record $162.0 million, or $3.32 per diluted share, compared to $108.7 million, or $2.17 per diluted share, for the same period in 2004.

The homebuilding segment reported quarterly pretax earnings of $265.8 million during the fourth quarter of 2005, representing a 47.2 percent rise over the $180.5 million reported for the same period in 2004.  The increase over the prior year was primarily attributable to higher sales prices and closing volume.

Homebuilding revenues rose $281.9 million, or 23.1 percent, to $1.5 billion for the fourth quarter of 2005, compared to $1.2 billion for the same period in the prior year.  This was primarily due to an 11.0 percent increase in closings and a 12.6 percent increase in the average closing price of a home, which rose to $286,000 for the quarter ended December 31, 2005, from $254,000 for the quarter ended December 31, 2004.  Homebuilding revenues for the fourth quarter of 2005 included $24.3 million from land sales, compared to $37.9 million from land sales for the fourth quarter of 2004, which contributed net gains of $5.6 million and $16.3 million to pretax earnings in 2005 and 2004, respectively.

For the fourth quarter of 2005, new orders totaled $904.2 million, compared to $830.4 million in the fourth quarter of 2004, representing an increase of 8.9 percent.  New orders of 3,066 units for the fourth quarter ended December 31, 2005, represented a decrease of 4.7 percent, compared to new orders of 3,217 for the same period in 2004.  The dollar value of the Company’s backlog at December 31, 2005, was $2.6 billion, an increase of 24.0 percent over December 31, 2004.  Backlog units at the end of the fourth quarter of 2005 increased to 8,464 from 7,620 at December 31, 2004, a rise of 11.1 percent.

Gross profit margins from home sales averaged 26.3 percent for the fourth quarter of 2005, compared to 22.5 percent for the same period in 2004.  Total gross profit margins, including land sales, increased to 26.3 percent in the fourth quarter of 2005 from 23.2 percent in the prior year.  Selling, general and administrative expenses, as a percentage of revenue, were 8.5 percent for the fourth quarter of 2005, versus 8.3 percent for the same period in 2004.  The homebuilding segment capitalized all interest incurred during the fourth quarter of 2005 due to increased development activity.  The pretax homebuilding margin was 17.7 percent for the fourth quarter of 2005, compared to 14.8 percent for the fourth quarter of 2004.

Corporate expenses were $24.2 million for the fourth quarter of 2005, compared to $21.7 million for the same period in the prior year.  This increase was primarily attributable to a rise in incentive compensation, which was due to improvement in the Company’s financial results.

2

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $19.7 million for the fourth quarter of 2005, compared to $17.9 million for the same period in 2004.   This increase was primarily due to a 9.9 percent rise in loans originated and a 14.7 percent rise in average loan size, as well as to an increase in profitability from title, escrow and insurance operations.  The capture rate of mortgages originated for the Company’s homebuilding customers was 82.3 percent for the fourth quarter of 2005, compared to 82.7 percent for the fourth quarter of 2004.

NEW ANNUAL RECORDS ESTABLISHED FOR 2005

Consolidated net earnings for the twelve months ended December 31, 2005, increased 39.5 percent to a record $447.1 million, or $9.03 per diluted share, from $320.5 million, or $6.36 per diluted share, for the twelve months ended December 31, 2004.

The Company’s homebuilding segment reported pretax earnings of $738.9 million for the twelve months ended December 31, 2005, compared to $530.1 million for the same period in the prior year, representing an increase of 39.4 percent.  Homebuilding revenues rose $858.7 million to $4.7 billion for the twelve months ended December 31, 2005, compared to $3.9 billion for the same period in 2004.  Homebuilding revenues for the twelve months ended December 31, 2005, included $96.9 million from land sales, compared to $74.2 million from land sales for the twelve months ended December 31, 2004, which contributed net gains of $23.9 million and $25.2 million to pretax earnings in 2005 and 2004, respectively. The Company closed 16,673 homes during the twelve months ended December 31, 2005, representing the highest annual closings in its history and an increase of 10.4 percent over the prior year.  New order dollars increased $702.5 million, or 15.8 percent, to $5.1 billion at December 31, 2005, from $4.4 billion at December 31, 2004.  Additionally, new order units increased 3.8 percent to 17,517 for the twelve months ended December 31, 2005, from 16,880 for the same period in 2004.

Housing gross profit margins were 25.2 percent for the twelve months ended December 31, 2005, versus 23.2 percent for the same period in 2004.  Total gross profit margins, including land sales, increased to 25.1 percent for the year ended December 31, 2005, from 23.4 percent for the same period in 2004.  Selling, general and administrative expenses, as a percentage of revenue, were 9.3 percent for the twelve months ended December 31, 2005, compared to 9.6 percent in 2004.  The decrease was primarily attributable to having had additional closings in growth markets without corresponding increases in overhead.  Interest expense was $0.7 million in 2005, compared to $1.2 million in 2004.  Additionally, the Company recorded $8.3 million of expenses related to the early retirement of debt in 2005.

The Company’s financial services segment reported pretax earnings of $59.5 million for the twelve months ended December 31, 2005, compared to $56.9 million for the same period in the prior year.

3

Corporate expenses increased to $77.4 million for the twelve months ended December 31, 2005, compared to $65.8 million for the same period in the prior year.  The rise in corporate expenses was primarily attributable to increased incentive compensation, which was related to improvement in the Company’s financial results.

STOCK REPURCHASE PROGRAM

The Company repurchased approximately 660,000 shares of its common stock during the fourth quarter of 2005, bringing the yearly total to 2.6 million shares at a cost of $176.2 million.  In December 2005, the Company’s Board of Directors authorized the purchase of additional shares totaling $250.0 million.

2006 EARNINGS GUIDANCE

The Company is comfortable with the current street consensus of $10.09 diluted earnings per share for 2006.

4

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 27 markets across the country and has built more than 250,000 homes and financed more than 210,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•                  the availability and cost of land;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities; and

•                  other factors over which the Company has little or no control.

# # #

Five financial-statement pages follow.

5

CONSOLIDATED STATEMENTS OF EARNINGS

The Ryland Group, Inc. and subsidiaries

(in thousands, except share data)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

REVENUES

Homebuilding	$1,500,518	$1,218,580	$4,725,751	$3,867,086
Financial services	29,049	25,799	91,815	84,735

TOTAL REVENUES	1,529,567	1,244,379	4,817,566	3,951,821

EXPENSES

Cost of sales	1,106,534	936,407	3,537,603	2,964,087
Selling, general and administrative	128,207	101,636	440,965	372,660
Financial services	9,220	7,711	31,582	26,825
Corporate	24,231	21,748	77,350	65,810
Interest	95	202	738	1,227
Expenses related to early retirement of debt	—	—	8,277	—

TOTAL EXPENSES	1,268,287	1,067,704	4,096,515	3,430,609

Earnings before taxes	261,280	176,675	721,051	521,212

Tax expense	99,288	68,020	273,999	200,667

NET EARNINGS	$161,992	$108,655	$447,052	$320,545

NET EARNINGS PER COMMON SHARE
Basic	$3.48	$2.29	$9.52	$6.72
Diluted	$3.32	$2.17	$9.03	$6.36

AVERAGE COMMON SHARES OUTSTANDING
Basic	46,539,739	47,481,284	46,966,317	47,678,887
Diluted	48,860,375	50,026,130	49,490,887	50,378,840

CONSOLIDATED BALANCE SHEETS

The Ryland Group, Inc. and subsidiaries

(in thousands, except share data)

	December 31,	December 31,
	2005	2004

ASSETS
Cash and cash equivalents	$461,383	$88,388
Housing inventories
Homes under construction	1,253,460	1,002,214
Land under development and improved lots	1,087,016	877,801
Consolidated inventory not owned	239,191	144,118
Total inventories	2,579,667	2,024,133
Property, plant and equipment	65,980	50,258
Net deferred taxes	50,099	45,708
Purchase price in excess of net assets acquired	18,185	18,185
Other	211,559	198,298
TOTAL ASSETS	3,386,873	2,424,970

LIABILITIES
Accounts payable	249,539	200,611
Accrued and other liabilities	664,691	500,808
Debt	921,970	558,942
TOTAL LIABILITIES	1,836,200	1,260,361

MINORITY INTEREST	174,652	107,775

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized - 200,000,000 shares
Issued - 46,368,143 shares at December 31, 2005 (47,348,070 shares at December 31, 2004)	46,368	47,348
Retained earnings	1,326,689	1,009,242
Accumulated other comprehensive income	2,964	244
TOTAL STOCKHOLDERS’ EQUITY	1,376,021	1,056,834
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,386,873	$2,424,970

SEGMENT INFORMATION

The Ryland Group, Inc. and subsidiaries

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004

Earnings before taxes
Homebuilding	$265,777	$180,537	$738,906	$530,129
Financial services	19,734	17,886	59,495	56,893
Corporate	(24,231)	(21,748)	(77,350)	(65,810)

Total	$261,280	$176,675	$721,051	$521,212

HOMEBUILDING OPERATIONAL DATA (unaudited)

The Ryland Group, Inc. and subsidiaries

North

Texas

Southeast

West

Total

For the three months ended December 31,
New Orders (units)
2005	754	791	1,041	480	3,066
2004	866	621	1,003	727	3,217

Closings (units)
2005	1,345	1,160	1,577	1,083	5,165
2004	1,113	1,119	1,417	1,005	4,654

Average Closing Price (in thousands)
2005	$324	$184	$265	$378	$286
2004	$301	$159	$238	$328	$254

For the twelve months ended December 31,
New Orders (units)
2005	4,333	3,702	5,630	3,852	17,517
2004	4,419	3,299	5,009	4,153	16,880

Closings (units)
2005	4,367	3,365	4,887	4,054	16,673
2004	4,349	3,116	4,374	3,262	15,101

Average Closing Price (in thousands)
2005	$310	$177	$254	$356	$278
2004	$288	$165	$230	$312	$251

Outstanding Contracts at December 31,
Units
2005	1,774	1,329	3,601	1,760	8,464
2004	1,808	992	2,858	1,962	7,620

Dollars (in millions)
2005	$571	$259	$1,106	$686	$2,622
2004	$568	$173	$725	$649	$2,115

Average Price (in thousands)
2005	$322	$195	$307	$390	$310
2004	$314	$175	$254	$331	$278

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (unaudited)

The Ryland Group, Inc. and subsidiaries

($s in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
RESULTS OF OPERATIONS

Revenues
Net gains on sales of mortgages and mortgage servicing rights	$13,370	$12,721	$45,918	$45,040
Title/escrow/insurance	9,269	7,840	28,489	23,740
Net origination fees	5,740	3,989	15,032	10,768
Interest
Mortgage-backed securities and notes receivable	272	394	1,375	2,639
Other	256	325	844	935
Total interest	528	719	2,219	3,574
Gain on sale of investments	142	—	142	1,074
Other	—	530	15	539
Total revenues	29,049	25,799	91,815	84,735

Expenses
General and administrative	9,220	7,711	31,582	26,825
Interest	95	202	738	1,017
Total expenses	9,315	7,913	32,320	27,842

Pretax earnings	$19,734	$17,886	$59,495	$56,893

OPERATIONAL DATA

Retail operations:
Originations (units)	3,956	3,598	12,774	11,920
Ryland Homes closings as a percentage of total closings	99.7%	99.1%	99.5%	99.0%
Ryland Homes origination capture rate	82.3%	82.7%	81.9%	84.2%

Investment operations:
Mortgage-backed securities and notes receivable average balance	$2,370	$10,668	$7,365	$18,603